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                                                                Hand Delivered



                                                                December 1, 1995



440 Lawndale Drive
Salt Lake City, Utah  84115


         Re:     Change of Control Agreement

Dear:

         Summit Family Restaurants Inc. ("Summit") has entered into a change of control letter agreement with you dated August 17, 1995 ("Change of Control Agreement"). Summit has entered or will enter into an agreement ("CKE
Agreement") with CKE Restaurants, Inc.   ("CKE") for the merger of Summit with
a subsidiary of CKE, which transaction the Board of Directors of Summit has determined is in the best interest of the shareholders, officers and employees of Summit. CKE has requested an amendment to the Change of Control Agreement and Summit and you have agreed to amend the Change of Control Agreement as follows:

         1. You agree that in the event you voluntarily terminate your employment with Summit or Summit's successor within (90) days immediately following the closing of the transaction contemplated by the CKE Agreement ("Mandatory 90 day Period") you shall forfeit all your benefits under the Change of Control Agreement and the Change of Control Agreement shall have no further force or effect. During the Mandatory 90 day Period you shall continue to receive salary equivalent to your current salary.

         2. Summit agrees that the 90 day period described in paragraph 2(a) of the Change of Control Agreement, during which you may voluntarily terminate your employment and receive your benefits under the Change of Control Agreement, shall begin immediately following the end of the Mandatory 90 day Period.
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Change of Control Agreement
December 1, 1995
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         3.      All other provisions of the Change of Control Agreement shall remain in full force and effect.

         Please indicate your acceptance of the foregoing terms by executing this letter where indicated below.


                                        Very truly yours,

                                        SUMMIT FAMILY RESTAURANTS INC.


                                        Clark D. Jones
                                        Chairman of the Board

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